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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and use of our report dated February 23, 2011 with respect to the consolidated financial statements of RiverSource Life Insurance Company included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-177381) for the registration of the RiverSource Retirement Group Variable Annuity Contract II offered by RiverSource Life Insurance Company.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 18, 2012